UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2025

Red Cat Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-40202	88-0490034
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Ave. Munoz Rivera Ste. 2200, San Juan PR	00901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 466-9152

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

a) Dismissal of Independent Registered Public Accounting Firm

On August 28, 2025, the Audit Committee of the Board of Directors of Red Cat Holdings, Inc. approved the decision to change its independent registered public accounting firm and dismissed dbbmckennon LLC (“dbbmckennon”) as its independent registered public accounting firm, to be effective immediately.

The audit reports of dbbmckennon on the consolidated financial statements of Red Cat Holdings, Inc. (the “Company”) as of and for the eight months ended December 31, 2024 and the years ended April 30, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the eight months ended December 31, 2024 and the two fiscal years ended April 30, 2024, and the subsequent interim period through August 28, 2025, there were no (i) disagreements (as defined in Item 304(a)1(iv) of Regulation S-K and the related instructions) between the Company and dbbmckennon on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” (as defined in Item 304(a)1(v) of Regulation S-K), other than the material weakness identified by dbbmckennon as disclosed in the Company’s Annual Reports on Form 10-KT and 10-K filed on March 31, 2025 and August 8, 2024, respectively.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided dbbmckennon with a copy of the foregoing disclosures and has requested that dbbmckennon furnish the Company with a letter addressed to the Securities and Exchange Committee stating whether dbbmckennon agrees with the statements made by the Company set forth above. A copy of dbbmckennon’s letter dated September 4, 2025 is attached as Exhibit 16.1 to this Form 8-K.

b) Appointment of New Independent Registered Public Accounting Firm.

On August 28, 2025, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as its new independent registered public accounting firm for the fiscal year ending December 31, 2025. This decision was made pursuant to the authority of the Audit Committee as specified in its charter.

During the 8 months ended December 31, 2024 and the two fiscal years ended April 30, 2024, and the subsequent interim period through August 28, 2025, neither the Company nor anyone on its behalf consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Exhibit No.	Description of Exhibit
16.1	Letter from dbbmckennon dated September 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Cat Holdings, Inc.

September 4, 2025	By:	/s/ Jeffrey M. Thompson
	Name:	Jeffrey M. Thompson
	Title:	Chief Executive Officer

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